UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 6, 2012

EXACTTARGET, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-35461	20-1367351
(Commission File Number)	(IRS Employer Identification No.)

20 North Meridian Street, Suite 200
Indianapolis, Indiana	46204
(Address of Principal Executive Offices)	(Zip Code)

(317) 423-3928

(Registrant’s telephone number, including area code)

None

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 8, 2012, ExactTarget, Inc. (the “Company”), issued a press release announcing the unanimous election of Julie Bradley as an independent, Class I director, effective October 6, 2012, following adoption by the Company’s board of directors of a resolution increasing the size of the board from seven to eight directors. Ms. Bradley’s term will expire with the terms of the other Class I directors at the 2013 annual meeting of stockholders. The Board of Directors of the Company also voted to appoint Ms. Bradley to the Compensation Committee and the Audit Committee.

As a director of the Company, Ms. Bradley will receive compensation as a non-employee director in accordance with the Company’s non-employee director compensation practices. This compensation generally consists of an annual retainer and meeting attendance fees.  In connection with her election, the Company promised to grant Ms. Bradley restricted stock with a value of $270,000 pursuant to the Company’s 2008 Equity Incentive Plan.  The share count will be determined using the stock price on October 15, 2012, the date the grant is scheduled to be approved.  The restricted stock will vest in two equal installments on January 1, 2014 and January 1, 2015, subject to Ms. Bradley’s continued service on the Company’s Board of Directors.

A copy of the press release announcing the election of Ms. Bradley is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated October 8, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ExactTarget, Inc.

Date: October 9, 2012	By:	/s/ Traci M. Dolan
Traci M. Dolan
Chief Administrative Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated October 8, 2012.